Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350, Chapter 63 of Title 18 of the United States Code (18 U.S.C-§1350), each of Gary Guidry, President and Chief Executive Officer of Gran Tierra Energy Inc., a Delaware corporation (the “Company”), and Ryan Ellson, Chief Financial Officer of the Company, does hereby certify, to such officer’s knowledge that:

The Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Form 10-K”) to which this Certification is attached as Exhibit 32.1 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act. The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 24th day of February 2021.

/s/ Gary S. Guidry
By: Gary S. Guidry
President and Chief Executive Officer, Director

/s/ Ryan Ellson
By: Ryan Ellson
Chief Financial Officer and Executive Vice President, Finance

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350, Chapter 63 of Title 18, United States Code) and is not deemed filed with the Securities and Exchange Commission as part of the Form 10-K or as a separate disclosure document and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.